UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d)

of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): September 14, 2021

THOUGHTWORKS HOLDING, INC.

(Exact name of registrant as specified in its charter)

Delaware	001-40812	82-2668392
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

200 East Randolph Street 25th Floor Chicago, Illinois	60601
(Address of principal executive offices)	(Zip Code)

(312) 373-1000

(Registrant’s telephone number, including area code)

Turing Holding Corp.

(Former name or former address, if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common Stock, $0.001 par value	TWKS	The Nasdaq Stock Market LLC (Nasdaq Global Select Market)

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

☒	Emerging growth company

☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act.

Item 5.03 Amendments to Articles of Incorporation or Bylaws; Change in Fiscal Year.

On September 16, 2021, Turing Holding Corp., now Thoughtworks Holding, Inc. (the “Company”) filed an amended and restated certificate of incorporation (the “Fourth Amended and Restated Certificate”) with the Secretary of State of the State of Delaware and adopted amended and restated bylaws (the “Third Amended and Restated Bylaws”), each of which became effective substantially concurrently with the consummation of the Company’s initial public offering of shares of its common stock (the “IPO”) on September 17, 2021.

Please see the descriptions of the Fourth Amended and Restated Certificate and the Third Amended and Restated Bylaws in the section titled “Description of Capital Stock” in the Company’s final prospectus, dated September 16, 2021, filed pursuant to Rule 424(b) under the Securities Act of 1933, as amended (the “Securities Act”), relating to the Registration Statement on Form S-1, as amended, filed on August 20, 2021 (File No. 333-258985).

The foregoing descriptions of the Fourth Amended and Restated Certificate and the Third Amended and Restated Bylaws do not purport to be complete and are qualified in their entirety by reference to the full text full text of the Fourth Amended and Restated Certificate and Third Amended and Restated Bylaws, which are filed as Exhibits 3.1 and 3.2 hereto and are incorporated herein by reference.

Item 8.01 Other Events.

On September 14, 2021, the Company priced the IPO at an offering price to the public of $21.00 per share (the “IPO Price”).

On September 14, 2021, in connection with the pricing of the IPO, the Company entered into an underwriting agreement (the “Underwriting Agreement”) with Goldman Sachs & Co. LLC and J.P. Morgan Securities LLC, as representatives of the several underwriters identified therein (the “Underwriters”), pursuant to which the Company agreed to offer and sell 16,429,964 shares of its common stock and certain selling stockholders agreed to offer and sell an aggregate of 20,412,142 shares of their common stock (collectively, the “Firm Shares”) at the IPO Price. Certain of the selling stockholders granted the Underwriters a 30-day option to purchase up to an additional 5,526,315 shares of Common Stock (the “Option Shares”), which was exercised by the Underwriters in full. The Company made certain customary representations, warranties and covenants and agreed to indemnify the Underwriters against (or contribute to the payment of) certain liabilities, including liabilities under the Securities Act. The foregoing description of the Underwriting Agreement does not purport to be complete and is qualified in its entirety by reference to the full text of such agreement, which is filed hereto as Exhibit 1.1.

On September 17, 2021, the IPO closed, and the selling stockholders and the Company delivered both the Firm Shares and the Option Shares, as applicable, to the Underwriters.

Item 9.01 Financial Statements and Exhibits.

(d) Exhibits.

Exhibit No.	Description of Exhibit

1.1	Underwriting Agreement

3.1	Fourth Amended and Restated Certificate of Incorporation

3.2	Third Amended and Restated Bylaws

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

THOUGHTWORKS HOLDING, INC.

Date: September 20, 2021	By:	/s/ Ramona Mateiu
	Name:	Ramona Mateiu
	Title:	Chief Legal Officer and Chief Compliance Officer